[American Express logo]
American Enterprise Life

[Signature]       Life Insurance Application
American Enterprise Life Insurance Company

Administrative Offices:
80 South Eighth Street
P.O. Box 534
Minneapolis, MN 55440

SECTION A - INSURED
Insured's Name (First)     (Full Middle)    (Last)

-------------------------------------------------
Previous Name if Changed in the Last 5 Years

-------------------------------------------------
Home Address (Street)

-------------------------------------------------
City, State, Zip

-------------------------------------------------
Social Security No.        Driver's License No. and State

---------------------      ---------------------------
Birthdate                  State of Birth       Male     Female

----------------           ---------
Please provide both day and evening telephone numbers

Day__________________   Evening __________________

Marital Status ______   Citizenship
                            U.S.     Other _____________________

Occupation

-------------------------------------------------
Individual Occ. Income     Net Worth                 Household Income

$-----------------         $--------------- $---------------
Employer Name

-------------------------------------------------
Will the proposed life insurance policy replace any existing annuity or life insurance?
 Yes      No
If Yes, please state company name, insurance amount and contract number

-------------------------------------------------

-------------------------------------------------

SECTION B - OWNER (COMPLETE IF THE OWNER IS DIFFERENT THAN THE INSURED)
Owner's Name (First)       (Full Middle)    (Last)

-------------------------------------------------
Address (Street)

-------------------------------------------------
City State, Zip

-------------------------------------------------

 Male              Female  Citizenship
                                     U.S.    Other ________________________
Birthdate                           Relationship to Insured

-------------------------  --------------------------------------
Bus. Tax ID, Taxpr. ID or Social Security No.

-------------------------------------------------

SECTION C - LIFE INSURANCE PLAN
Plan Applied For  _________________  Specified Amount $  ________________  Death
 Benefit Option 1: Initial death benefit is specified amount.
 Death Benefit Option 2: Initial death benefit is specified amount plus accumulated cash value.

Riders Applied For
 Term Insurance of $ ___________________
 Additional Insured (AIR)
 Waiver of Monthly Deduction
 Children's Insurance (CIR)
 Accidental Death Benefit of $ _________________ (If applying for AIR or CIR, complete supplemental application)

Annual Scheduled Premium $_______________

Premium Payment Frequency
 Monthly
 Semiannually
 Quarterly
 Annually

Amount Paid With Application

$ ----------------------

Lump-Sum Amount to Be Paid on Delivery of Policy

$ ----------------------

Method of Payment:
 Systematic Investment Plan (Complete SIP form.)
 Direct Billing
 Other _________________________________________

SECTION D - LIFE INSURANCE BENEFICIARY
Option A. Beneficiary is: Insured's designated spouse, if living, otherwise the beneficiaries are the lawful children of the Insured and they will receive equal shares of the proceeds. Option B. Beneficiary is: Insured's designated spouse, if living, otherwise the beneficiaries are the lawful children of the Insured and they will receive equal shares of the proceeds; provided, however, that if a child of the Insured has died before the Insured, the share which the child would have received if he/she survived the Insured will be paid to his/her living children in equal shares.

 Option A          Option B         Inured's spouse's full name _______________

 Other designation ____________________________________________________________

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

SECTION E - SUITABILITY AND PREMIUM PAYMENT ALLOCATION Check each of the following to indicate your acknowledgement:
 Adequate information. You have received the current prospectuses for the policy.
 Purpose. You agree that this variable type of insurance is in accord with your insurance and financial objectives.
 Variable values. The policy's value may increase or decrease daily depending on investment results. There is no guaranteed minimum policy value. The amount and duration of the death benefit may increase or decrease depending on investment results. However, the proceeds payable upon death, as long as the policy is inforce, will never be less than the specified amount in effect on the date of death minus indebtedness on the policy.

Premium Payment Allocations*

Fixed
____% AEL Fixed Account

Money Market
____% AXPSM VP Cash Management Fund

Low/Medium Yield Bonds
____% Alliance U.S. Govt./High Grade Securities Portfolio (Class B)
____% AXPSM VP Bond Fund
____% AXPSM VP Federal Income Fund
____% Goldman Sachs VIT Global Income Fund

High Yield Bonds
____% AXPSM VP Extra Income Fund

Large Cap Stocks
____% AIM V.I. Value Fund
____% Alliance Premier Growth Portfolio (Class B)
____% Alliance Technology Portfolio (Class B)
____% AXPSM VP Blue Chip Advantage Fund
____% AXPSM VP Diversified Equity Income Fund
____% AXPSM VP Growth Fund
____% AXPSM VP Managed Fund
____% AXPSM VP New Dimensions Fund
____% Fidelity VIP III Growth & Income Portfolio: Service Class
____% FT VIP Mutual Shares Securities Fund - Class 2

____% Goldman Sachs VIT Capital Growth Fund
____% Goldman Sachs VIT CORESM U.S. Equity Fund
____% J.P. Morgan U.S. Disciplined Equity Portfolio
____% Lazard Retirement Equity Portfolio
____% Putnam VT Growth & Income Fund - Class 1B

Mid Cap Stocks
____% AIM V.I. Capital Appreciation Fund
____% AXPSM VP Capital Resource Fund
____% Fidelity VIP III Mid Cap Portfolio: Service Class ____% FT VIP Real Estate Fund - Class 2 ____% MFS(R) Research Series ____% MFS(R) Utilities Series ____% Third Avenue Value Portfolio ____% Warburg Pincus Trust - Emerging - Growth Portfolio

Small Cap Stocks
____% AIM V.I. Capital Development Fund
____% AXPSM VP Small Cap Advantage Fund
____% Baron Capital Asset Fund
____% MFS(R) New Discovery Series
____% Royce Micro-Cap Portfolio
____% Royce Premier Portfolio
____% Wanger U.S. Small Cap

International Stocks
____% Fidelity VIP Overseas Portfolio: Service Class
____% Goldman Sachs VIT International Equity Fund
____% Lazard Retirement International Equity Portfolio
____% Putnam VT International Growth Fund - Class 1B
____% Putnam VT International New Opportunities Fund - Class 1B
____% FT VIP Templeton International Smaller Companies Fund - Class 2
____% Wanger International Small Cap

*Must be whole numbers. Your above premium payment allocation instructions will remain in effect for any future premium payments you make until you change your instructions.

SECTION F - STATE SPECIFIC FRAUD WARNINGS
Applicants in Arkansas and Louisiana - Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For applicants in Colorado - It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

For applicants in District of Columbia - WARNING: It is a crime to provide false or misleading information to an insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

For applicants in Florida - Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

For applicants in Indiana - Any person who knowingly and with intent to defraud an insurer files a statement of claim containing any false, incomplete, or misleading information commits a felony.

For applicants in Kentucky - Any person who knowingly and with intent to defraud any insurance company or other Person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

For applicants in Maine - It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

For applicants in New Jersey - Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

For applicants in New Mexico - Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

For applicants in Ohio - Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

For applicants in Oklahoma - WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

For applicants in Pennsylvania - Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

For applicants in Virginia - It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

SECTION G - SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER CERTIFICATION
You certify, under the penalties of perjury as required by Form W-9 of the Internal Revenue Service, that:

1. The number shown n this form is your correct taxpayer identification number (or you are waiting for a number to be issued to you), and

2. You are not subject to backup withholding because: (a) you are exempt from backup withholding, or (b) you have not been notified by the Internal Revenue Service that you are subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified you that you are no longer subject to backup withholding.

You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SECTION H - AGREEMENTS AND SIGNATURES
By signing this application, you acknowledge all of the following terms and conditions.

You have read the answers and statements made in this application. You declare to the best of your knowledge and belief, they are complete and true. You understand and agree they shall be the basis for and part of any policy issued.

Only officers of American Enterprise Life Insurance Company (AEL) have the authority to decide on insurability and risk classification. The officers of AEL are the President, Vice President, Secretary and Assistant Secretary. No change in or waiver of anything in this application or alteration of an insurance policy is binding unless it is in writing and signed by an officer of AEL. You also understand and agree that by accepting any policy issued, you ratify any changes made by AEL on the Home Office Endorsement form attached to the policy. However, you must agree in writing to any changes in type of plan, amount, benefits, age at issue or risk classification.

You have received and read AEL's Client Information Practices. You understand and agree that AEL will use and release information as described.

If the full premium, according to the frequency of premium payment selected, is paid and the Conditional Receipt attached to this application is given to you, AEL's liability will be as stated in the Conditional Receipt. If the premium is not paid, no insurance will take effect unless and until the policy is delivered and the full first premium according to the frequency of premium payment selected is paid during the life and continued insurability of the proposed insured. If you have submitted an initial premium with this application, you certify you have received the Conditional Receipt.

Authorization: You authorize any physician, medical practitioner, hospital, other medical facility, the Medical Information Bureau, employer, and consumer reporting agency having medical and other information about you and your minor children to give that information to American Enterprise Life Insurance Company
(AEL) or its reinsurer. You understand that AEL will use this information to determine eligibility for insurance and benefits. You acknowledge that your medical records, including any alcohol or drug abuse information, may be protected by the Federal Alcohol and Drug Abuse Regulation 42 CFR Part 2. You authorize AEL to obtain investigative consumer reports on you. You understand that you have the right to request a personal interview if an investigative consumer report is obtained.

This Authorization is valid for a period of two and one-half years from the date signed. A photocopy of this form is as valid as the original. You are aware that you have the right to receive a copy of this Authorization.

Signatures:

Insured (base plan)

X___________________________________________

Owner (omit if already signed as the Insured)

X___________________________________________

Signed on (date) ___________________, (state) _________________, at

(city) ________________________

SECTION I - AGENT'S REPORT
Agent's Name

--------------------------------------------
Agent's ID or Social Security Number

------------------------------------------------------------------------------
Agency Name and Number (if applicable)

--------------------------------------------
Telephone Number

--------------------------------------------
Fax Number

--------------------------------------------
Branch Address

--------------------------------------------
Sale Location

--------------------------------------------

I hereby certify that I personally solicited this application; that the application and this report are complete and accurate to the best of my knowledge and belief. To the best of my knowledge and belief this application does does not involve replacement of existing life insurance or annuity contracts. (If replacement is involved, I have provided details - company, contract number, amount - in the application and have completed any state replacement requirements including any required state replacement forms).

Signature of Licensed Agent

X___________________________________________
Date

____________________________________________